NorthWestern Corporation d/b/a NorthWestern Energy 3010 W. 69th Street Sioux Falls, SD 57108 www.northwesternenergy.com
NYSE: NWE News Release FOR IMMEDIATE RELEASE	Media Contact: Claudia Rapkoch (866) 622-8081 claudia.rapkoch@northwestern.com Investor Relations Contact: Dan Rausch (605) 978-2902 daniel.rausch@northwestern.com

NorthWestern Reports Third Quarter 2010 Financial Results

Reports $9.0 million improvement in pretax income during the third quarter of 2010
Reports EPS of $.40/ diluted share compared with $.52/diluted share in 3Q 2009 (3Q 2009 included a $12.4 million benefit for a tax accounting method change)
Reports YTD EPS of $1.51/diluted share compared with $1.32/diluted share for YTD 2009
Declares a $.34/share dividend for 4Q 2010

Sioux Falls, S.D. – Oct. 28, 2010 – NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) reported financial results for the quarter ended Sept. 30, 2010.

Significant achievements for the quarter include:

•	Improvement in income before income taxes of approximately $9.0 million compared with 2009;

•
The Company was granted an interim rate increase by the Montana Public Service Commission (“MPSC”), subject to refund, effective July 8, 2010.  In September, the Company reached a proposed Stipulation with the Montana Consumer Counsel (“MCC”), which, if approved, by the MPSC would result in a $6.7 million annual net increase in our Montana rates; and

•	Completed the purchase of a majority interest in the Battle Creek Natural Gas Field on the Sweetgrass Arch in Blaine County, Montana (Battle Creek Field) for $11.4 million.

Financial Results

Consolidated net income was $14.4 million or $.40 per diluted share for the quarter ended Sept. 30, 2010, compared with consolidated net income of $18.9 million or $.52 per diluted share for the quarter ended Sept. 30, 2009.  Consolidated income tax expense for the three months ended September 30, 2010 was $4.7 million, an increase of $13.5 million, as compared with an $8.8 million income tax benefit in the same period of 2009. The increase in income tax expense was primarily due to lower tax benefits recognized for repair costs compared with the third quarter of 2009.  During the third quarter of 2009, we received the notification from the IRS for a tax accounting method change for repair costs and recognized approximately $12.4 million of income tax benefit related to repair cost deductions for 2008 and the first three quarters of 2009.

NorthWestern Reports Third Quarter 2010 Financial Results
Oct. 28, 2010

Consolidated net income for the nine months ended Sept. 30, 2010, was $54.8 million or $1.51 per diluted share, an increase of $7.0 million from $47.8 million or $1.32 per diluted share for the same period in 2009.

“Income before taxes improved significantly in the third quarter of 2010 due primarily to an increase in gross margins, continued focus on cost control, and the capitalization of allowance for funds used during construction related to the Mill Creek Generating Station,” said Bob Rowe, President and CEO.  “In addition, we made significant progress on the rate case in Montana during the third quarter of 2010.”

The following tables reconcile the primary changes from 2009 to 2010:

For more information see www.northwesternenergy.com/documents/investor/Q310.pdf

NorthWestern Reports Third Quarter 2010 Financial Results
Oct. 28, 2010

Consolidated gross margin for the third quarter of 2010 was $134.9 million compared with $127.7 million for the third quarter of 2009.  The improvement in consolidated gross margin was substantially due to an increase in electric volumes related to warmer summer weather in South Dakota, improved transmission capacity revenues, and an interim increase in Montana electric rates (subject to refund).  Partially offsetting this increase were lower average wholesale electric prices.

Consolidated gross margin for the nine months ended Sept. 30, 2010, increased $8.9 million to $428.4 million compared with $419.5 million in the same period of 2009.

Consolidated operating, general and administrative expenses increased to $58.5 million for the quarter ended Sept. 30, 2010, as compared with $57.9 million for the quarter ended Sept. 30, 2009.  The increase was due primarily to increased operating and maintenance costs, increased labor costs, and increased plant operations costs at our Colstrip plant, offset by lower insurance claims, lower postretirement health care costs and lower pension expense.

Consolidated operating, general and administrative expenses decreased $10.3 million to $173.9 million for the nine months ended Sept. 30, 2010, as compared with $184.2 million in same period of 2009.

Property and other taxes were $20.5 million for the three months ended Sept. 30, 2010, as compared with $20.8 million in the third quarter of 2009.  For the nine months ended Sept. 30, 2010, property and other taxes were $68.5 million compared with $63.4 million in the same period of 2009.  The increase was primarily due to higher assessed property valuations in Montana.

Depreciation expense was $22.8 million for the three months ended Sept. 30, 2010, as compared with $22.0 million in the third quarter of 2009.  For the nine months ended Sept. 30, 2010, depreciation expense was $68.7 million compared with $67.0 million in the same period of 2009.  These increases were primarily due to plant additions.

Interest expense for the three months ended Sept. 30, 2010, was $16.3 million, a decrease of $1.0 million from the third quarter of 2009.  This decrease was primarily due to $0.9 million capitalized for the debt portion of allowance for funds used during construction (“AFUDC”), that was primarily related to the Mill Creek Generating Station.   Consolidated interest expense was $49.4 million for the nine months ended Sept. 30, 2010, a decrease of $1.0 million for the same period in 2009.  The decrease in interest expense for the nine months is due primarily to $2.7 million capitalized for AFUDC, partially offset by increased interest expense due to higher outstanding debt.
Consolidated other income for the three months ended Sept. 30, 2010, was $2.3 million, as compared with $0.4 million in the third quarter of 2009.  This includes approximately $1.5 million capitalized for the equity portion of AFUDC, that was primarily related to the Mill Creek Generating Station.  The Company expects to capitalize an additional approximately $1.9 million of AFUDC related to the Mill Creek Generating Station through the remainder of the year.  Consolidated other income for the nine months ended September 30, 2010 was $4.9 million, as compared with $1.2 million in the same period of 2009. This includes an increase of approximately $3.8 million capitalized for the equity portion of AFUDC.

Consolidated income tax expense for the three months ended Sept. 30, 2010, was $4.7 million, as compared with an $8.8 million income tax benefit in the same period of 2009. The effective tax rate in 2010 was 24.7 percent as compared with (87.1) percent for the same period of 2009. The increase in the effective tax rate was primarily due to lower tax benefits recognized for repair costs.  For the three months ended September 30, 2010, we recognized approximately $2.3 million of income tax benefit related to repair cost deductions. Consolidated income tax expense for the nine months ended Sept. 30, 2010 was $18.0 million as compared with $7.9 million in the same period of 2009.  The effective tax rate in 2010 was 24.7% as compared with 14.1% for the same period of 2009, and we expect our effective tax rate for 2010 to be approximately 25%.  The reduction in effective tax rate versus the statutory rate in 2010 is primarily due to a tax benefit of $6.9 million recognized for repair costs.

NorthWestern Reports Third Quarter 2010 Financial Results
Oct. 28, 2010

Results from Operations

Electric gross margin for the quarter ended Sept. 30, 2010, was $110.9 million, compared with $106.1 million for the same period of 2009.  The increase in margin is due largely to a weather-related increase in South Dakota retail volumes and to a lesser extent increased average usage in Montana, higher demand to transmit energy for others across our lines, and an interim increase in Montana rates (subject to refund). These increases were offset in part by a decrease in property taxes included in a tracker as compared with the same period in 2009 and lower average wholesale prices in South Dakota

Retail electric volumes for the quarter ended Sept. 30, 2010, totaled 2,522,000 megawatt hours compared with 2,487,000 megawatt hours for the quarter ended Sept. 30, 2009.  Retail residential and commercial volumes increased from favorable weather and customer growth, while industrial volumes declined in Montana due primarily to the weaker economy.  Wholesale electric volumes were 258,000 megawatt hours for the quarter ended Sept. 30, 2010, an increase from 190,000 megawatt hours for the same period in 2009.  Wholesale volumes increased in Montana due to higher plant availability, while wholesale volumes decreased in South Dakota with lower plant utilization due to market conditions.

Electric gross margin for the nine months ended Sept. 30, 2010, was $326.2 million compared with $321.2 million for the same period of 2009.

Retail electric volumes for the nine months ended Sept. 30, 2010 totaled 7,390,000 megawatt hours compared with 7,448,000 megawatt hours for the nine months ended Sept. 30, 2009.  Wholesale electric volumes were 779,000 megawatt hours for the nine months ended Sept. 30, 2010, an increase from 587,000 megawatt hours for the same period in 2009.

Natural gas gross margin was $23.7 million for the quarter ended Sept. 30, 2010, compared with $21.9 million during the third quarter of 2009.  This increase in margin is primarily due to an increase in Montana property taxes included in a tracker as compared with the same period in 2009 and increased retail gas volumes in Montana due to higher average usage per customer. Revenues related to property taxes fluctuate depending upon volumes and estimated property tax expense.

Retail natural gas volumes were 2,318,000 dekatherms for the quarter ended Sept. 30, 2010 compared with 2,163,000 dekatherms for the same period in 2009.

Natural gas gross margin was $101.3 million for the nine months ended Sept. 30, 2010 compared with $100.2 million during the same period of 2009.

Retail natural gas volumes were 21,405,000 dekatherms for the nine months ended Sept. 30, 2010, compared with 21,450,000 dekatherms for the same period in 2009.  The decline in volumes is primarily due to warmer winter weather in Montana during the first quarter of 2010.

NorthWestern Reports Third Quarter 2010 Financial Results
Oct. 28, 2010

Liquidity and Capital Resources

As of Sept. 30, 2010, our total net liquidity was approximately $147.1 million, including $6.6 million of cash and $140.5 million of revolving credit facility availability.  Revolver availability was $142.5 million as of Oct. 22, 2010.

Cash provided by operating activities totaled $188.3 million for the nine months ended Sept. 30, 2010, as compared with $129.3 million during the nine months ended Sept. 30, 2009. This increase in operating cash flows is primarily related to a decrease in contributions to the qualified pension plans of $64.4 million, as compared with the same period in 2009, and an increase in deposits received related to transmission interconnection requests of approximately $12.0 million, which were offset in part by a $10.8 million prepayment of a power purchase agreement in 2009.

Cash used in investing activities increased by approximately $62.6 million as compared with the nine months ended September 30, 2009 due primarily to increased property, plant and equipment additions related to the Mill Creek Generating Station project and Battle Creek Field acquisition.

Cash used in financing activities totaled approximately $8.0 million during the nine months ended Sept. 30, 2010, as compared with $19.1 million during the same period in 2009. During the nine months ended Sept. 30, 2010, we made net debt repayments of $6.1 million, received proceeds from net revolver borrowings of $43.0 million, paid deferred financing costs of $8.0 million and paid dividends on common stock of $36.7 million.  During the nine months ended Sept. 30, 2009, we received net proceeds from the issuance of debt of $249.8 million, made net debt repayments of $221.8 million, paid deferred financing costs of $10.4 million and paid dividends on common stock of $36.1 million.

Rate Case Update

In October 2009, the Company filed a request with the MPSC for an annual electric transmission and distribution revenue increase of $15.5 million, and an annual natural gas transmission, storage and distribution revenue increase of $2.0 million.  In September 2010, the Company and the MCC filed a joint Stipulation and Settlement Agreement (“Stipulation”) regarding the rate filing.  Specific terms of the Stipulation, which is subject to MPSC approval, include:

•	An increase in base electric rates of $7.7 million;
•	A decrease in base natural gas rates of approximately $1.0 million; and
•
An authorized overall rate of return of 7.92 percent, using an authorized rate of return on equity of 10.25 percent, cost of long-term debt of 5.76 percent and a capital structure of 52 percent debt and 48 percent equity.

A hearing on the rate case was held in September 2010, and the Company expects the MPSC to issue a final order during the fourth quarter of 2010.  The MPSC approved interim rates, subject to refund, that went into effect on July 8, 2010.  The Company recognized $1.6 million in revenues during the third quarter, consistent with the proposed Stipulation.

NorthWestern Reports Third Quarter 2010 Financial Results
Oct. 28, 2010

2010 Earnings Outlook

NorthWestern reaffirms its earnings outlook for 2010 to be $1.95 - $2.10 per fully diluted share.

The major assumptions include, but are not limited to, the following expectations:

•	Excludes approximately $.06/share for the 2010 estimated effect of the Montana rate increase proposed by the Stipulation, which is pending approval by the MPSC;

•	The release of the second quarter 2010 valuation allowance of approximately $.06/share against certain state NOL carryforwards is excluded from the earnings outlook;

•	The tax benefit associated with the IRS approval of a tax accounting method to deduct repairs is included in the earnings outlook;

•	Fully diluted average shares outstanding of 36.5 million; and

•	Normal weather in the Company’s electric and natural gas service territories for the remainder of 2010.

Dividend

NorthWestern’s Board of Directors declared a quarterly common stock dividend of 34 cents per share, payable on Dec. 31, 2010, to common shareholders of record as of Dec. 15, 2010.

Company Hosting Investor Conference Call

NorthWestern will host an investor conference call today at 4:00 p.m. Eastern Time to review its financial results for the quarter ended Sept. 30, 2010.

The conference call will be webcast live on the Internet at http://www.northwesternenergy.com under the “Investor Information” heading.  To listen, please go to the site at least 10 minutes in advance of the call to register.  An archived webcast will be available shortly after the call.

A telephonic replay of the call will be available beginning at 5:00 pm Eastern Time today through Nov. 28, 2010, at 800-475-6701, access code 174792.

About NorthWestern Energy

NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 661,000 customers in Montana, South Dakota and Nebraska.  More information on NorthWestern Energy is available on the Company's Web site at www.northwesternenergy.com.

SPECIAL NOTE REGARDING FORWARD—LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, the information under “2010 Earnings Outlook”.  Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to:

NorthWestern Reports Third Quarter 2010 Financial Results
Oct. 28, 2010

•
potential adverse federal, state, or local legislation or regulation or adverse determinations by regulators could have a material adverse effect on our liquidity, results of operations and financial condition;

•
changes in availability of trade credit, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which would adversely affect our liquidity;

•
unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase operating costs or may require additional capital expenditures or other increased operating costs; and

•	adverse changes in general economic and competitive conditions in the U.S. financial markets and in our service territories.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

NorthWestern Reports Third Quarter 2010 Financial Results
Oct. 28, 2010

NORTHWESTERN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues
Electric	$203,585	$198,416	$592,262	$579,277
Gas	36,963	34,179	225,882	253,976
Other	270	291	906	6,249
Total Revenues	240,818	232,886	819,050	839,502
Operating Expenses
Cost of sales	105,922	105,183	390,685	420,033
Operating, general and administrative	58,437	57,893	173,871	184,210
Property and other taxes	20,535	20,866	68,487	63,401
Depreciation	22,825	21,977	68,697	66,959
Total Operating Expenses	207,719	205,919	701,740	734,603
Operating Income	33,099	26,967	117,310	104,899
Interest Expense, net	(16,306)	(17,267)	(49,413)	(50,403)
Other Income	2,315	403	4,921	1,192
Income Before Income Taxes	19,108	10,103	72,818	55,688
Income Tax (Expense) Benefit	(4,729)	8,797	(18,030)	(7,877)
Net Income	$14,379	$18,900	$54,788	$47,811
Average Common Shares Outstanding	36,196	35,968	36,181	35,947
Basic Earnings per Average Common Share	$0.40	$0.53	$1.51	$1.33
Diluted Earnings per Average Common Share	$0.40	$0.52	$1.51	$1.32
Dividends Declared per Average Common Share	$0.340	$0.335	$1.02	$1.01

NorthWestern Reports Third Quarter 2010 Financial Results
Oct. 28, 2010

NORTHWESTERN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2010	December 31, 2009
	(unaudited)
ASSETS
Current Assets	$253,778	$264,827
Property, Plant, and Equipment, Net	2,075,215	1,964,121
Goodwill	355,128	355,128
Regulatory Assets	179,517	182,382
Other Noncurrent Assets	35,736	28,674
Total Assets	$2,899,374	$2,795,132
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Maturities of Long-term Debt and Capital Leases	$7,839	$7,320
Current Liabilities	291,478	287,672
Long-term Capital Leases	34,619	35,570
Long-term Debt	1,017,764	981,296
Noncurrent Regulatory Liabilities	247,724	238,332
Deferred Income Taxes	194,158	161,188
Other Noncurrent Liabilities	295,757	296,730
Total Liabilities	2,089,339	2,008,108
Total Shareholders’ Equity	810,035	787,024
Total Liabilities and Shareholders’ Equity	$2,899,374	$2,795,132

NorthWestern Reports Third Quarter 2010 Financial Results
Oct. 28, 2010

NORTHWESTERN CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2010	2009
Operating Activities
Net income	$54,788	$47,811
Non-cash items	98,721	95,416
Changes in operating assets and liabilities	34,801	(13,916)
Cash Provided by Operating Activities	188,310	129,311

Cash Used in Investing Activities	(178,078)	(115,529)

Cash Used in Financing Activities	(8,015)	(19,031)

Net Increase (Decrease) in Cash and Cash Equivalents	$2,217	$(5,249)
Cash and Cash Equivalents, beginning of period	$4,344	$11,292,
Cash and Cash Equivalents, end of period	$6,561	$6,043

NorthWestern Reports Third Quarter 2010 Financial Results
Oct. 28, 2010

NORTHWESTERN CORPORATION

ELECTRIC SEGMENT

Three Months Ended September 30, 2010
(Unaudited)

	Results
	2010	2009	Change	% Change
	(in millions)
Retail revenue	$173.0	$163.3	$9.7	5.9%
Transmission	12.5	11.2	1.3	11.6
Wholesale	11.5	11.1	0.4	3.6
Regulatory amortization and other	6.6	13.1	(6.5)	(49.6)
Total Revenues	203.6	198.7	4.9	2.5
Total Cost of Sales	92.7	92.6	0.1	0.1
Gross Margin	$110.9	$106.1	$4.8	4.5%

	Revenues		Megawatt Hours (MWH)		Avg. Customer Counts
	2010	2009	2010	2009	2010	2009
	(in thousands)
Retail Electric
Montana	$51,731	$49,248	523	515	269,750	267,382
South Dakota	12,441	10,776	149	122	48,464	48,256
Residential	64,172	60,024	672	637	318,214	315,638
Montana	73,345	70,030	828	828	61,125	60,602
South Dakota	17,372	16,539	248	230	11,911	11,792
Commercial	90,717	86,569	1,076	1,058	73,036	72,394
Industrial	8,612	8,079	694	717	71	71
Other	9,462	8,592	80	75	7,607	7,728
Total Retail Electric	$172,963	$163,264	2,522	2,487	398,928	395,831
Wholesale Electric
Montana	$10,524	$9,464	205	126	N/A	N/A
South Dakota	1,040	1,636	53	64	N/A	N/A
Total Wholesale Electric	$11,564	$11,100	258	190	N/A	N/A

	2010 as compared to:
Cooling Degree Days	2009	Historic Average
Montana	29% cooler	25% cooler
South Dakota	87% warmer	17% warmer

NorthWestern Reports Third Quarter 2010 Financial Results
Oct. 28, 2010

NORTHWESTERN CORPORATION

ELECTRIC SEGMENT

Nine Months Ended September 30, 2010
(Unaudited)

	Results
	2010	2009	Change	% Change
	(in millions)
Retail revenue	$493.1	$494.8	$(1.7)	(0.3)%
Transmission	35.0	33.5	1.5	4.5
Wholesale	34.5	32.8	1.7	5.2
Regulatory amortization and other	29.7	19.0	10.7	56.3
Total Revenues	592.3	580.1	12.2	2.1
Total Cost of Sales	266.1	258.9	7.2	2.8
Gross Margin	$326.2	$321.2	$5.0	1.6%

	Revenues		Megawatt Hours (MWH)		Avg. Customer Counts
	2010	2009	2010	2009	2010	2009
	(in thousands)
Retail Electric
Montana	$162,540	$162,708	1,698	1,682	270,348	268,337
South Dakota	34,775	33,818	435	402	48,435	48,211
Residential	197,315	196,526	2,133	2,084	318,783	316,548
Montana	203,203	203,324	2,357	2,373	60,900	60,374
South Dakota	48,118	47,960	700	660	11,794	11,656
Commercial	251,321	251,284	3,057	3,033	72,694	72,030
Industrial	24,508	27,292	2,055	2,183	71	72
Other	20,002	19,743	145	148	6,011	6,070
Total Retail Electric	$493,146	$494,845	7,390	7,448	397,559	394,720
Wholesale Electric
Montana	$30,689	$28,355	597	426	N/A	N/A
South Dakota	3,796	4,429	182	161	N/A	N/A
Total Wholesale Electric	$34,485	$32,784	779	587	N/A	N/A

	2010 as compared to:
Cooling Degree Days	2009	Historic Average
Montana	28% cooler	27% cooler
South Dakota	85% warmer	15% warmer

NorthWestern Reports Third Quarter 2010 Financial Results
Oct. 28, 2010

NORTHWESTERN CORPORATION

NATURAL GAS SEGMENT

Three Months Ended September 30, 2010
(Unaudited)

	Results
	2010	2009	Change	% Change
	(in millions)
Retail revenue	$25.4	$ $ 23.0	$2.4	10.4%
Wholesale and other	11.5	11.2	0.3	2.7
Total Revenues	36.9	34.2	2.7	7.9
Total Cost of Sales	13.2	12.3	0.9	7.3
Gross Margin	$23.7	$21.9	$1.8	8.2%

	Revenues		Dekatherms (Dkt)		Customer Counts
	2010	2009	2010	2009	2010	2009
	(in thousands)
Retail Gas
Montana	$11,391	$10,259	940	822	156,925	155,546
South Dakota	1,714	1,698	120	124	36,844	36,353
Nebraska	2,136	1,973	157	164	36,121	36,008
Residential	15,241	13,930	1,217	1,110	229,890	227,907
Montana	6,476	5,987	582	527	21,920	21,780
South Dakota	1,557	1,357	198	212	5,810	5,749
Nebraska	1,875	1,560	299	297	4,488	4,408
Commercial	9,908	8,904	1,079	1,036	32,218	31,937
Industrial	160	134	16	12	282	293
Other	61	58	6	5	146	142
Total Retail Gas	$25,370	$23,026	2,318	2,163	262,536	260,279

2010 as compared with:
Heating Degree-Days	2009	Historic Average
Montana	60% cooler	4% cooler
South Dakota	45% warmer	48% warmer
Nebraska	54% warmer	54% warmer

NorthWestern Reports Third Quarter 2010 Financial Results
Oct. 28, 2010

NORTHWESTERN CORPORATION

NATURAL GAS SEGMENT

Nine Months Ended September 30, 2010
(Unaudited)

	Results
	2010	2009	Change	% Change
	(in millions)
Retail revenue	$189.4	$217.9	$(28.5)	(13.1)%
Wholesale and other	36.5	36.4	0.1	0.3
Total Revenues	225.9	254.3	(28.4)	(11.2)
Total Cost of Sales	124.6	154.1	(29.5)	(19.1)
Gross Margin	$101.3	$100.2	$1.1	1.1%

	Revenues		Dekatherms (Dkt)		Customer Counts
	2010	2009	2010	2009	2010	2009
	(in thousands)
Retail Gas
Montana	$75,852	$86,934	8,198	8,338	157,694	156,662
South Dakota	20,778	26,132	2,141	2,251	37,167	36,676
Nebraska	19,248	22,432	2,045	1,981	36,457	36,360
Residential	115,878	135,498	12,384	12,570	231,318	229,698
Montana	38,545	44,401	4,188	4,311	22,029	21,945
South Dakota	18,474	19,984	2,438	2,282	5,880	5,810
Nebraska	14,617	16,152	2,175	2,094	4,542	4,496
Commercial	71,636	80,537	8,801	8,687	32,451	32,251
Industrial	1,239	1,149	140	114	287	296
Other	625	727	80	79	146	142
Total Retail Gas	$189,378	$217,911	21,405	21,450	264,202	262,387

2010 as compared with:
Heating Degree-Days	2009	Historic Average
Montana	3% cooler	3% warmer
South Dakota	5% warmer	Remained flat
Nebraska	4% cooler	2% cooler

NorthWestern Reports Third Quarter 2010 Financial Results
Oct. 28, 2010

NORTHWESTERN CORPORATION

SEGMENT RESULTS

(Unaudited)
(in thousands)

Three Months Ended
September 30, 2010	Electric	Gas	Other	Eliminations	Total
Operating revenues	$203,585	$36,963	$270	$—	$240,818
Cost of sales	92,691	13,231	—	—	105,922
Gross margin	110,894	23,732	270	—	134,896
Operating, general and administrative	42,331	17,429	(1,323)	—	58,437
Property and other taxes	15,569	5,041	(75)	—	20,535
Depreciation	18,439	4,378	8	—	22,825
Operating income (loss)	34,555	(3,116)	1,660	—	33,099
Interest expense	(12,202)	(3,116)	(988)	—	(16,306)
Other income	2,109	179	27	—	2,315
Income tax (expense) benefit	(6,551)	3,543	(1,721)	—	(4,729)
Net income (loss)	$17,911	$(2,510)	$(1,022)	$—	$14,379

Three Months Ended
September 30, 2009	Electric	Gas	Other	Eliminations	Total
Operating revenues	$198,689	$34,205	$291	$(299)	$232,886
Cost of sales	92,592	12,326	265	—	105,183
Gross margin	106,097	21,879	26	(299)	127,703
Operating, general and administrative	40,834	17,701	(343)	(299)	57,893
Property and other taxes	15,351	5,479	36	—	20,866
Depreciation	17,772	4,197	8	—	21,977
Operating income (loss)	32,140	(5,498)	325	—	26,967
Interest expense	(13,056)	(3,243)	(968)	—	(17,267)
Other income	310	67	26	—	403
Income tax (expense) benefit	789	5,694	2,314	—	8,797
Net income (loss)	$20,183	$(2,980)	$1,697	$—	18,900

NorthWestern Reports Third Quarter 2010 Financial Results
Oct. 28, 2010

NORTHWESTERN CORPORATION

SEGMENT RESULTS

(Unaudited)
(in thousands)

Nine Months Ended
September 30, 2010	Electric	Gas	Other	Eliminations	Total
Operating revenues	$592,262	$225,882	$906	$—	$819,050
Cost of sales	266,052	124,633	—	—	390,685
Gross margin	326,210	101,249	906	—	428,365
Operating, general and administrative	124,220	52,455	(2,804)	—	173,871
Property and other taxes	50,625	17,853	9	—	68,487
Depreciation	55,562	13,110	25	—	68,697
Operating income	95,803	17,831	3,676	—	117,310
Interest expense	(37,309)	(9,717)	(2,387)	—	(49,413)
Other income	4,515	326	80	—	4,921
Income tax (expense) benefit	(17,490)	(1,041)	501	—	(18,030)
Net income	$45,519	$7,399	$1,870	$—	$54,788

Nine Months Ended
September 30, 2009	Electric	Gas	Other	Eliminations	Total
Operating revenues	$580,139	$254,338	$6,248	$(1,223)	$839,502
Cost of sales	258,964	154,105	6,964	—	420,033
Gross margin	321,175	100,233	(716)	(1,223)	419,469
Operating, general and administrative	128,575	58,806	(1,948)	(1,223)	184,210
Property and other taxes	46,433	16,857	111	—	63,401
Depreciation	54,113	12,821	25	—	66,959
Operating income	92,054	11,749	1,096	—	104,899
Interest expense	(37,963)	(9,629)	(2,811)	—	(50,403)
Other income	783	322	87	—	1,192
Income tax (expense) benefit	(12,066)	1,571	2,618	—	(7,877)
Net income	$42,808	$4,013	$990	$—	$47,811